SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2006

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2006, Beckman Coulter and James T. Glover, Beckman Coulter’s Chief Financial Officer, entered into a Transition and Retirement Agreement (the “Agreement”). Mr. Glover had previously announced his intention to retire from the Company. The Agreement specifies that Mr. Glover’s retirement date will be on June 30, 2006, or such later date to which the parties may mutually agree to extend Mr. Glover’s employment. The Agreement also provides that Mr. Glover’s current pay and certain benefits will continue for eighteen months after his retirement date, that he will receive a pro-rated bonus for 2006 at target, that certain special stock option grants currently scheduled to vest in April, 2007 will vest on his retirement date, and that certain restricted stock grants scheduled to vest in August, 2007 will vest on May 1, 2006. The Agreement gives Mr. Glover the right to revoke the Agreement at any time during the seven days following the date he executed the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 22, 2006

BECKMAN COULTER, INC.

By:	/s/ JACK E. SOROKIN
Name: Jack E. Sorokin
Title: Assistant General Counsel